                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 21, 2005

                                 WHX CORPORATION
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             (Exact name of registrant as specified in its charter)

    Delaware                         1-2394                    13-3768097
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(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)

        110 East 59th Street, New York, New York                    10022
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          (Address of principal executive offices)               (zip code)

Registrant's telephone number, including area code: (212) 355-5200
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                                       N/A
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         (Former name or former address, if changed since last report.)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     /_/ Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)

     /_/ Soliciting  material pursuant to rule 15a-12 under the Exchange Act (17
CFR 240.15a-12)

     /_/  Pre-commencement  communications  pursuant to Rule 15d-2(b)  under the
Exchange Act (17 CFR 240.15d-2(b))

     /_/  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-(c))

Item 1.03.     BANKRUPTCY OR RECEIVERSHIP

          On July 22,  2005,  WHX  Corporation  (the  "Company")  issued a press release  announcing that the Company's  Chapter 11 plan of  reorganization  (the
"Plan") was confirmed by the U. S. Bankruptcy Court for the Southern District of
New York (the "Bankruptcy Court") on July 21, 2005 (the "Confirmation Order"), a
copy of which press  release is annexed  hereto as EXHIBIT  99.1.  The effective date of the Plan is expected to occur on or before July 31, 2005.

          The  following is a summary of the  material  features of the Plan and the Confirmation Order and is qualified in its entirety by reference to the Plan and Confirmation  Order. A copy of the Plan and Confirmation  Order are attached hereto as EXHIBIT 2.1 and EXHIBIT 2.2, respectively, and are incorporated herein by reference.

     On the effective date:

       o  All of the Company's outstanding  securities,  including the Company's common stock,  Series A preferred stock,  Series B preferred stock and
          10 1/2%  senior  notes  due  2005  (provided  that  the  senior  notes indenture  shall  continue in effect as provided in the Plan solely to permit  distributions to the senior notes holders pursuant to the Plan and to permit the indenture trustee to recover permitted fees),  shall be deemed cancelled and annulled without further act or action.

       o  In full and complete  satisfaction of all such claims,  holders of the
          Company's 10 1/2% senior  notes due 2005 will  receive  their pro rata share of 9,200,000 shares of common stock of the reorganized  Company.
          These shares represent 92% of the equity in the reorganized Company.

       o  In full and  complete  satisfaction  of all such  interests,  Series A preferred  stockholders  will receive  their pro rata share of 366,322 shares of common stock of the  reorganized  Company and their pro rata share of 344,658  warrants to purchase common stock of the reorganized
          Company,  exercisable at $11.20 per share and expiring two years,  six months and 30 days after the effective date of the Plan.

       o  In full and  complete  satisfaction  of all such  interests,  Series B preferred  stockholders  will receive  their pro rata share of 433,678 shares of common stock of the  reorganized  Company and their pro rata share of 408,030  warrants to purchase common stock of the reorganized
          Company,  exercisable at $11.20 per share and expiring two years,  six months and 30 days after the effective date of the Plan.

     The  common  stock  received  by  the  Series  A  and  Series  B  preferred stockholders,  collectively,  represents  8% of the  equity  in the  reorganized
Company.   The  warrants   issued  to  the  Series  A  and  Series  B  preferred
stockholders,  collectively, represent the right to purchase an additional 7% of the equity of the reorganized Company after giving effect to the exercise of the warrants.

     On the effective  date,  all of the assets of the Company shall vest in the reorganized  Company  free and clear of all liens,  causes of  actions,  claims, encumbrances,  equity interests,  and interests against,  in, or on such assets, except as explicitly provided in the Plan.

     As of May 31, 2005, based on financial statements filed with the Bankruptcy
Court, the Company estimated the value of its assets at $382.4 million. As of that date, the Company's  liabilities  were  approximately  $380.8 million.  The
Company is in the process of conducting its 2004 annual impairment review of the carrying  value of its  goodwill  in  accordance  with  Statement  of  Financial
Accounting  Standards No. 142, "Goodwill and Other Intangible Assets." As of the
date hereof however, the Company has not completed its evaluation.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

          Exhibit No.     Exhibits
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          2.1             First Amended Chapter 11 Plan of Reorganization of WHX
                          Corporation.

          2.2             Order Confirming First Amended Plan of Reorganization
                          of WHX Corporation.

         99.1             Press Release of WHX Corporation dated July 22, 2005.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                 WHX CORPORATION

Dated: July 28, 2005             By: /s/ Robert Hynes
                                     ----------------------------------
                                     Name:  Robert Hynes
                                     Title: Chief Financial Officer